Exhibit (a)(1)(b)

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FLAT ROCK CORE PLUS FUND”, CHANGING ITS NAME FROM "FLAT ROCK CORE PLUS FUND" TO "FLAT ROCK ENHANCED INCOME FUND", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF SEPTEMBER, A.D. 2022, AT 2:50 O`CLOCK P.M.

6743052 8100 SR# 20223594854	Authentication: 204464179 Date: 09-23-22
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
STATE OF DELAWARE	Delivered 02:50 PM 09/22/2022
FILED 02:50 PM 09/22/2022
CERTIFICATE OF AMENDMENT	SR 20223594854 - File Number 6743052

TO

CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name: The name of the statutory trust amended hereby is Flat Rock Core Plus Fund.

2.	Amendment: The Certificate of Trust is hereby amended by changing the name of the statutory trust to Flat Rock Enhanced Income Fund.

3.	Effective Date: This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned President, Chief Executive Officer and Trustee of the Trust has executed this Certificate of Amendment on the 22nd day of September 2022.

By:	/s/ Robert K. Grunewald
Name:	Robert K. Grunewald
Title:	President, Chief Executive Officer and Trustee